EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 23, 2006 on the financial statements of Sunwin International Neutraceuticals, Inc. for the years ended April 30, 2006 and 2005 included in the registration statement on Form SB-2 of Sunwin International Neutraceuticals, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ SHERB & CO, LLP

Boca Raton, Florida
April 26, 2007